                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      CABOT SAFETY ACQUISITION CORPORATION

         CABOT SAFETY ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         1. The name of the Corporation is Cablot Safety Acquisition Corporation, that the Corporation was initially incorporated under the name CBAQ Corporation pursuant to a Certificate of Incorporation filed with the Secretary of State on March 10, 1995, and that the name of the Corporation was changed to Cabot Safety Acquisition Corporation pursuant to a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State on June 6, 1995;

         2. The Board of Directors of the Corporation has duly adopted this amendment and restatement of the Certificate of Incorporation in accordance with the provisions of Section 141(f), 242 and 245 of the Delaware General Corporation Law;

         3. The stockholders of the Corporation have duly adopted this amendment and restatement of the Certificate of Incorporation in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law;

         4. Pursuant to Section 245(c) of the Delaware General Corporation Law, Article FIFTH of the Certificate of Incorporation which named the original incorporator has been omitted and consequently Articles SIXTH and SEVENTH of the Certificate of Incorporation, as amended and restated herein, have been redesignated as Articles FIFTH and SIXTH, respectively;

         5. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

         FIRST: The name of the Corporation is CABOT SAFETY ACQUISITION CORPORATION.

         SECOND: The registered office and registered agent of the Corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock having a par value of $0.01 per share.

         FIFTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amended or repeal the ByLaws of the Corporation.

         SIXTH: To the fullest extent permitted by the Delaware General Corporation Law (including the provisions thereof regarding advancement of expenses), the Corporation shall indemnify any director or officer or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any employee or agent or former employee or agent of the Corporation against all expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonable incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought by or in the right of the Corporation or otherwise, to which he or she was or is party or is threatened to be made a party by reason of his or her position or former position with the Corporation or by reason of the fact that he or she is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan); provided, however, the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director or officer of the Corporation existing at the time of such repeal or modification. To the fullest extent permitted by the Delaware General Corporation Law, the foregoing rights in this Article SIXTH shall be deemed to be a contract between the Corporation and each director or officer who served or serves at any time while this Article SIXTH is in effect. Any right or protection of an officer or a director of the Corporation under this Article SIXTH shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         IN WITNESS WHEREOF, CABOT SAFETY ACQUISITION CORPORATION has caused this Certificate to be signed by Norman W. Alpert, as President, and attested by
J. Christopher Henderson, Secretary, this 7th day of July 1995.


                                             By: /s/ Norman W. Alpert
                                                 ----------------------------
                                                 Norman W. Alpert


ATTEST:


/s/ J. Christopher Henderson
----------------------------
J. Christopher Henderson
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      CABOT SAFETY ACQUISITION CORPORATION

             After the Issuance of Shares, pursuant to section 242
            of the General Corporation Law of the State of Delaware

         CABOT SAFETY ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         1. The name of the Corporation is Cabot Safety Acquisition Corporation, that the Corporation was initially incorporated under the name CBAQ Corporation pursuant to a Certificate of Incorporation filed with the Secretary of State on March 10, 1995, and that the name of the Corporation was change to Cabot Safety Acquisition Corporation pursuant to a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State on June 6, 1995 and that an Amended and Restated Certificate of Incorporation was filed with the Secretary of State on July 7, 1995;

         2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and by substituting in lieu thereof of the following new article:

                1. The name of the Corporation is CABOT SAFETY CORPORATION.

         3. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHREOF, CABOT SAFETY ACQUISITION CORPORATION has caused this Certificate to be signed by Albert F. Young, Jr., as President, and attested by Bryan J. Carey, Assistant Secretary, this 11th day of July 1995.


                                             CABOT SAFETY ACQUISITION
                                             CORPORATION


                                             By: /s/ Albert P. Young, Jr.
                                                 ----------------------------
                                                 Albert P. Young, Jr.
                                                 President



ATTEST:

     /s/ Bryan J. Carey
     -----------------------------
     Bryan J. Carey
     Assistant Secreatry

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            Cabot Safety Corporation

         Cabot Safety Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of Cabot Safety Corporation, at a duly called meeting of the Board validly held on July 30, 1996, in accordance with the provisions of Section 242 of the DGCL, duly and unanimously adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be sumitted to and be considered by the sole stockholder of the Corporation for approval. Such resolution proposed to amend the Amended and Restated Certificate of Incorporation of the Corporation as follows:

         Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

               "The name of the Corporation is Aearo Company I."

         SECOND: That thereafter, the sole stockholder of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by John D. Curtin, Jr., its Chairman and Chief Executive Officer, this 9th day of August, 1996, which signature consititutes the affirmation or acknowledgement of such officer, under penalties of perjury, that this instrument is the act and deed of the Corporation, and that the facts stated therein are true.

                                  CABOT SAFETY CORPORATION



                                  By:  /s/ John D. Curtin, Jr.
                                       ------------------------------------
                                       John D. Curtin, Jr.
                                       Chairman and Chief Executive Officer


ATTEST:

/s/ Mark V.B. Tremallo
---------------------------------------------
Mark V.B. Tremallo
Vice President, General Counsel and Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                              Alticare Corporation
                   -----------------------------------------
                              (name of subsidiary)

                                      INTO
                                Aearo Company I
                   -----------------------------------------
                                (name of parent)

                                    *******

                 Aearo Company I,
--------------------------------------------------------------------------------
a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the tenth day of March, 1995,
pursuant to the     General Corporation      Law of the State of Delaware.
                 --------------------------
                  (insert name of statute)

SECOND: That this corporation owns all of the oustanding shares of each class of the stock of Alticare Corporation, a corporation incorporated on the tenth day of April, 1996, pursuant to the Offical Code of the State of Georgia.


THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the fifth day of August, 1999, determined to and did merge into itself said Alticare Corporation:

         RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Delaware.

         FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Alticare Corporation and assume it liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said Aearo Company I has caused this Certificate to be signed by John Wojnarowicz, its Assistant Controller, this 15th day of October, 1999.

                                        /s/ John Wojnarowicz
                                        -----------------------------
                                   By:  John Wojnarowicz
                                        -----------------------------
                                        Assistant Controller  (Title)

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                     *****



         Aearo Company I, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES
HEREBY CERTIFY:

         The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

         The Board of Directors of Aearo Company I adopted the following resolution on the 24th day of August, 2000.

         Resolved, that the registered office of Aearo Company I in the state of Delaware be and it hereby is changed to Cororation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, Aearo Copany I has casued this statement to be signed by Bryan Carey, its Vice Presdient, this 24th day of August, 2000.

                                        /s/ Bryan Carey
                                        ---------------------------
                                        Bryan Carey, Vice President